Exhibit 99.1

Sonic Automotive, Inc. Continues Strong Operating Trend in Second Quarter and Raises

Full Year Earnings Guidance

CHARLOTTE, N.C. – July 31, 2007 – Sonic Automotive, Inc. (NYSE: SAH), a leader in automotive retailing, today announced that second quarter 2007 earnings from continuing operations were $30.0 million, or $0.65 per diluted share, compared to $17.8 million, or $0.41 per diluted share*, in the prior year period.

“Our performance continues to validate the effectiveness of our key operating initiatives,” said President and Chief Strategic Officer B. Scott Smith. “Our gross margin rate increased to 15.6% as a result of continuing growth in our higher-margin used vehicle, fixed operations and F&I departments. In addition to these revenue-oriented initiatives, we continue to see consistent reductions in our SG&A expenses as a percentage of gross profit. As a result of our strong performance over the first half of the year and our outlook for a stable operating environment over the second half, we are increasing our target for 2007 earnings per share from continuing operations to a range of $2.50 to $2.60. This does not include the impact of any unannounced acquisitions.”

Sonic’s Board of Directors has authorized an additional $30 million to be used in the Company’s ongoing share repurchase program. Scott Smith said, “Sonic Automotive has maintained an active share repurchase program for a number of years as a means of offsetting dilution in the Company’s stock, returning capital to shareholders and taking advantage of short-term volatility in the Company’s share price. We will continue to execute this program in conjunction with our stated objectives for managing the Company’s capital structure.”

Presentation materials for the Company’s earnings conference call at 11:00 A.M. (Eastern) on July 31, 2007 can be accessed on the Company’s website at www.sonicautomotive.com by clicking on the “For Investors” tab and choosing “Webcasts & Presentations” on the left side of the screen.

To access the live broadcast of the conference call over the Internet go to: www.sonicautomotive.com.

A live audio of the conference call will be accessible to the public by calling (877) 791-3416. International callers dial (706) 643-0958. Callers should dial in approximately 10 minutes before the call begins.

A conference call replay will be available one hour following the call for seven days and can be accessed by calling: (800) 642-1687 (domestic) or (706) 645-9291 (international), conference call ID #6967100.

*	During the second quarter of 2006, the Company recorded pretax charges of $27.6 million between continuing and discontinued operations related primarily to certain decisions made to improve the strategic focus of the Company.

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 300 company based in Charlotte, N.C., is one of the largest automotive retailers in the United States operating 173 franchises and 37 collision repair centers. Sonic can be reached on the Web at www.sonicautomotive.com.

Included herein are forward-looking statements, including statements with respect to anticipated SG&A expense reductions, anticipated earnings per share from continuing operations, anticipated future operating environment for the remainder of 2007 and potential future share repurchases. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risk and uncertainties that could cause actual results or trends to differ materially from management’s view, including without limitation, economic conditions, risks associated with acquisitions and the risk factors described in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007. The Company does not undertake any obligation to update forward-looking information.

Sonic Automotive, Inc.

Results of Operations (Unaudited)

(in thousands, except per share, unit data and percentage amounts)

	Second Quarter Ended		Six Months Ended
	6/30/2007	6/30/2006	6/30/2007	6/30/2006
Revenues
New retail vehicles	$1,172,400	$1,173,471	$2,244,611	$2,210,772
Fleet vehicles	100,784	97,146	189,755	183,631
Used vehicles	364,062	346,424	694,297	656,632
Wholesale vehicles	107,828	131,250	222,619	263,725

Total vehicles	1,745,074	1,748,291	3,351,282	3,314,760
Parts, service and collision repair	290,916	280,100	584,819	553,828
Finance, insurance and other	54,360	45,502	103,118	91,381

Total revenues	2,090,350	2,073,893	4,039,219	3,959,969
Total gross profit	325,233	311,755	633,026	607,120
SG&A expenses	241,244	248,771	479,236	481,366
Depreciation	8,626	6,806	14,389	11,604

Operating income	75,363	56,178	139,401	114,150
Interest expense, floor plan	17,348	15,832	33,586	28,130
Interest expense, other	8,912	9,909	17,606	20,706
Other (expense) / income	86	(3)	96	(665)

Income from continuing operations before taxes	49,189	30,434	88,305	64,649
Income taxes	19,210	12,586	34,439	25,666

Income from continuing operations	29,979	17,848	53,866	38,983
Discontinued operations:
Loss from operations and the sale of discontinued franchises	(5,159)	(8,780)	(10,725)	(15,277)
Income tax benefit	1,548	3,120	3,218	5,564

Loss from discontinued operations	(3,611)	(5,660)	(7,507)	(9,713)

Net income	$26,368	$12,188	$46,359	$29,270

Diluted:
Weighted average common shares outstanding	47,987	46,270	47,963	46,238
Earnings per share from continuing operations	$0.65	$0.41	$1.17	$0.89
Loss per share from discontinued operations	$(0.08)	$(0.12)	$(0.16)	$(0.21)

Earnings per share	$0.57	$0.29	$1.01	$0.68

Gross Margin Data (Continuing Operations):
Retail new vehicles	7.3%	7.8%	7.3%	7.7%
Fleet vehicles	2.6%	2.5%	2.4%	2.8%
Total new vehicles	6.9%	7.4%	6.9%	7.3%
Used vehicles	9.3%	9.8%	9.5%	9.9%
Parts, service and collision repair	51.4%	50.1%	50.5%	49.9%
Finance, insurance and other	100.0%	100.0%	100.0%	100.0%
Overall gross margin	15.6%	15.0%	15.7%	15.3%
SG&A Expenses (Continuing Operations):
Personnel	$139,910	$140,299	$274,668	$276,055
Advertising	16,706	16,599	32,204	31,090
Facility rent	25,694	25,487	51,421	49,157
Other	58,934	66,386	120,943	125,064

Total	$241,244	$248,771	$479,236	$481,366

Unit Data (Continuing Operations):
New retail units	35,454	37,223	67,465	68,923
Fleet units	4,667	4,470	8,412	8,414
Used units	18,186	17,866	35,147	34,010
Wholesale units	11,807	13,932	24,626	27,309
Average price per unit:
New retail vehicles	33,068	31,525	33,271	32,076
Fleet vehicles	21,595	21,733	22,558	21,824
Used vehicles	20,019	19,390	19,754	19,307
Wholesale vehicles	9,133	9,421	9,040	9,657
Other Data:
Floorplan assistance (continuing operations)	$9,178	$9,803	$17,901	$18,118
Same store revenue percentage changes:
New retail	(1.6%)		0.2%
Fleet	3.2%		1.9%
Used	3.4%		4.2%
Parts, service and collision repair	1.8%		3.5%
Finance, insurance and other	17.4%		11.9%
Total	(0.6%)		0.7%

Balance Sheet Data:

	6/30/2007	12/31/2006
ASSETS
Current Assets:
Cash and cash equivalents	$12,157	$12,696
Receivables, net	318,827	385,849
Inventories	1,109,214	991,984
Assets held for sale	176,536	160,571
Construction in progress expected to be sold in sale-leaseback transactions	4,516	26,198
Other current assets	31,474	35,834

Total current assets	1,652,724	1,613,132
Property and Equipment, Net	270,036	220,551
Goodwill, Net	1,247,721	1,155,428
Other Intangibles, Net	102,299	94,136
Other Assets	36,312	41,517

TOTAL ASSETS	$3,309,092	$3,124,764

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Floor plan notes payable - trade	$257,765	$377,943
Floor plan notes payable - non-trade	875,832	686,515
Trade accounts payable	68,048	68,016
Accrued interest	18,281	19,336
Other accrued liabilities	181,098	180,884
Liabilities associated with assets held for sale - trade	48,338	54,229
Liabilities associated with assets held for sale - non-trade	36,325	42,063
Current maturities of long-term debt	3,224	2,707

Total current liabilities	1,488,911	1,431,693
LONG-TERM DEBT	672,196	598,627
OTHER LONG-TERM LIABILITIES	200,562	190,604
STOCKHOLDERS' EQUITY	947,423	903,840

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,309,092	$3,124,764

Balance Sheet Ratios:
Current Ratio	1.11	1.13
Debt to Total Capital, Net of Cash	41.2%	39.4%